UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015
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MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51128 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry Into A Material Definitive Agreement

On July 31, 2015, we entered into various agreements in order to restructure our business.  We have determined to focus on our download business in order to achieve certain cost-cutting goals and expect to earn a minor royalty only in connection with our retail business in which we will no longer actively develop or distribute any retail games in recognition of the changing landscape of the gaming industry. We have transferred our distribution rights related to developing, publishing and distributing video game products through retail distribution to a company owned by our former chief executive officer, Jesse Sutton.  Mr. Sutton will continue to pursue this business while consulting for us in the download segment of the gaming business, and we will receive a royalty on net revenues for any further sales.  Under the terms of a Stock Purchase Agreement (the “Purchase Agreement”), we transferred ownership of a newly-formed subsidiary company, Zift Interactive, LLC (“Zift”), to Mr. Sutton.  Under the Purchase Agreement, Mr. Sutton received all membership interests in Zift in exchange for: (1) Mr. Sutton’s resignation from the position of chief executive officer, including waiver of any severance payments, and (2) Mr. Sutton’s delivery of the executed Separation Agreement filed as Exhibit 10.2 to our Current Report on Form 8-K filed July 28, 2015, together with his agreement to serve as a consultant under the terms of the Separation Agreement.

Concurrently with the Purchase Agreement, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with Zift.  Under the Conveyance Agreement, we assigned certain assets used in the retail business to Zift, and Zift agreed to assume and indemnify us for all liabilities related to the retail business. In addition, under the Conveyance Agreement, we granted Zift the exclusive worldwide right to distribute retail video games for a term of one year under certain publishing licenses held by us. In exchange, Zift will pay us a fee equal to five (5%) percent of the net revenue of such retail sales on a quarterly basis. The assets transferred to Zift include cash in an amount of $800,000 of which $400,000 is to be transferred immediately, with the remaining $400,000 to be funded in 12 equal consecutive monthly installments of $33,333.33 to be paid each month on the first day of each month commencing August 1, 2015. Zift has agreed to indemnify us in connection with the acquired asset and retail distribution rights, including for claims associated with periods prior to the closing date, and we may setoff amounts owing to Zift in the future in the event that any claims are asserted against us.

Additional covenants, conditions, representations, and warranties between the parties are included in the Purchase Agreement and the Conveyance Agreement. The foregoing is a brief summary of the material terms of these agreements, and not a complete description of their contents.  The Purchase Agreement and the Conveyance Agreement should be reviewed in their entirety for additional information.

SECTION 8 – OTHER INFORMATION

Item 8.01          Other Information

On August 4, 2015, we issued a letter to our shareholders regarding our restructuring efforts.  The letter is furnished herewith as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations
10.2	Stock Purchase Agreement
99.1	Letter to shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: August 6, 2015	/s/ David Rector
David Rector
Chief Executive Officer